As filed with the Securities and Exchange Commission on July 29, 2026

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SS&C TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware		71-0987913
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)
80 Lamberton Road Windsor, Connecticut 06095
(Address including zip code of Principal Executive Offices)

SS&C Technologies Holdings, Inc. Third Amended and Restated 2023 Stock Incentive Plan
(Full Title of the Plan)

Jason White Senior Vice President, General Counsel and Secretary SS&C Technologies Holdings, Inc. 80 Lamberton Road Windsor, CT 06095 Telephone: (860) 298-4500
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 10,000,000 shares of common stock, par value $0.01 per share (“Shares”), of SS&C Technologies Holdings, Inc. (the “Registrant”) authorized for issuance pursuant to the Registrant’s Third Amended and Restated 2023 Stock Incentive Plan (the “Plan”), which was approved by the Registrant’s Board of Directors on March 11, 2026 and its shareholders on May 20, 2026. This Registration Statement hereby incorporates by reference the contents of the registration statements on Form S-8 (File Nos. 333-272295, 333-281105 and 333-289036) previously filed by the Registrant on May 31, 2023, July 30, 2024, and July 29, 2025, respectively, to the extent not superseded hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION BY REFERENCE.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Commission on February 26, 2026 (the “Annual Report”), including the sections of the Registrant’s Definitive Proxy Statement on Schedule 14A for the Registrant’s 2026 Annual Meeting of Stockholders, as filed with the Commission on April 8, 2026, incorporated by reference in the Annual Report;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above, including the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as filed with the Commission on April 30, 2026, and the Registrant’s Current Report on Form 8-K, as filed with the Commission on May 22, 2026; and

(c) The description of the Registrant’s common stock included as Exhibit 4.3 to the Annual Report, including any amendment or report filed for purposes of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of the post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. EXHIBITS.

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed on August 5, 2016 (File No. 001-34675)
4.2	Second Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on November 22, 2022 (File No. 001-34675)
5.1	Opinion of Davis Polk & Wardwell LLP (filed herewith)
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm (filed herewith)
24.1	Power of Attorney (included on the signature page of this Registration Statement)
99.1

SS&C Technologies Holdings, Inc. Third Amended and Restated 2023 Stock Incentive Plan (incorporated by reference to Appendix B of the Registrant's Definitive Proxy Statement on Schedule 14A for the Registrants 2026 Annual Meeting of Stockholders, as filed with the Commission on April 8, 2026) (File No. 001-34675)

107	Filing Fee Table (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 29th day of July 2026.

SS&C TECHNOLOGIES HOLDINGS, INC.
By:	/s/ William C. Stone
Name: William C. Stone
Title: Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of SS&C Technologies Holdings, Inc., hereby severally constitute William C. Stone, Brian N. Schell, Rahul Kanwar and Jason White, Esq. (with full power to each of them to act alone), and each of them singly, our true and lawful attorneys-in-fact and agents with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable SS&C Technologies Holdings, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys-in-fact, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William C. Stone	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 29, 2026
William C. Stone
/s/ Brian N. Schell	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 29, 2026
Brian N. Schell
/s/ Normand A. Boulanger	Director	July 29, 2026
Normand A. Boulanger
/s/ Smita Conjeevaram	Director	July 29, 2026
Smita Conjeevaram
/s/ Jonathan E. Michael	Director	July 29, 2026
Jonathan E. Michael
/s/ Francesco Vanni d'Archirafi	Director	July 29, 2026
Francesco Vanni d'Archirafi
/s/ David A. Varsano	Director	July 29, 2026
David A. Varsano
/s/ Debra Walton-Ruskin	Director	July 29, 2026
Debra Walton-Ruskin
/s/ Michael J. Zamkow	Director	July 29, 2026
Michael J. Zamkow